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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           THREE CITIES FUND II, L.P.,

                         THREE CITIES OFFSHORE II C. V.,

                             TCR ACQUISITION SUB CO.

                                       and


                          THE LESLIE FAY COMPANY, INC.


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                            Dated as of May 12, 1999

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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I             THE MERGER..............................................2
         Section 1.1  The Merger..............................................2
         Section 1.2  Closing.................................................2
         Section 1.3  Effective Time..........................................2
         Section 1.4  Effects of the Merger...................................2
         Section 1.5  Certificate of Incorporation and By-laws
                      of the Surviving Corporation............................2
         Section 1.6  Officers and Directors of the Surviving Corporation.....3

ARTICLE II            EFFECT OF MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS...................3
         Section 2.1  Company Common Stock....................................3
         Section 2.2  Merger Sub Shares.......................................3
         Section 2.3  Common Share Elections..................................4
         Section 2.4  Proration...............................................5
         Section 2.5  Surrender and Payment...................................6
         Section 2.7  Stock Options...........................................7
         Section 2.8  Lost, Stolen or Destroyed Certificates..................7
         Section 2.9  Adjustments to Prevent Dilution.........................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY..........................................8
         Section 3.1  Organization and Qualification; Subsidiaries............8
         Section 3.2  Certificate of Incorporation and By-Laws................9
         Section 3.3  Capitalization..........................................9
         Section 3.4  Authority..............................................10
         Section 3.5  No Conflict............................................10
         Section 3.6  Required Filings and Consents..........................11
         Section 3.7  Permits; Compliance with Law...........................11
         Section 3.8  SEC Filings; Financial Statements......................12
         Section 3.9  Absence of Certain Changes or Events...................13
         Section 3.10 Employee Benefit Plans; Labor Matters..................13
         Section 3.11 Contracts; Debt Instruments............................15
         Section 3.12 Litigation.............................................16
         Section 3.13 Environmental Matters..................................16
         Section 3.14 Intellectual Property..................................17
         Section 3.15 Taxes..................................................17
         Section 3.16 Title to Properties....................................17
         Section 3.17 Agreements with Regulatory Agencies....................18
         Section 3.18 Suppliers and Customers................................18
         Section 3.19 Insurance..............................................18
         Section 3.20 Officers, Directors and Employees......................18

         Section 3.21 Brokers................................................19
         Section 3.22 Certain Statutes.......................................19
         Section 3.23 Information............................................19

ARTICLE IV            REPRESENTATIONS AND WARRANTIES
                      OF BUYERS AND MERGER SUB...............................20
         Section 4.1  Organization...........................................20
         Section 4.2  Certificate of Incorporation and By-Laws...............20
         Section 4.3  Capitalization of Merger Sub...........................20
         Section 4.4  Authority..............................................20
         Section 4.5  No Conflict............................................21
         Section 4.6  Required Filings and Consents..........................21
         Section 4.7  Brokers................................................21
         Section 4.8  Information............................................22
         Section 4.9  Interim Operations of Merger Sub.......................22
         Section 4.10 Financing..............................................22

ARTICLE V             COVENANTS..............................................22
         Section 5.1  Conduct of Business of the Company.....................22
         Section 5.2  Certain Interim Operations of Merger Sub...............24
         Section 5.3  Other Actions..........................................25
         Section 5.4  Notification of Certain Matters........................25
         Section 5.5  Proxy Statement........................................25
         Section 5.6  Stockholders' Meetings; Action by Written Consent......27
         Section 5.7  Access to Information..................................27
         Section 5.8  No Solicitation........................................28
         Section 5.9  Directors' and Officers' Indemnification...............29
         Section 5.10 Consents; Filings; Further Action......................30
         Section 5.11 Public Announcements...................................30
         Section 5.12 Expenses...............................................31
         Section 5.13 Takeover Statutes......................................31
         Section 5.14 Control of the Company's Operations....................31
         Section 5.15 Tax Reporting..........................................31

ARTICLE VI            CONDITIONS.............................................31
         Section 6.1  Conditions to Each Party's Obligation to Effect
                      the Merger.............................................31
         Section 6.2  Conditions to Obligation of Buyers and the Merger Sub..32
         Section 6.3  Conditions to Obligation of the Company................32

ARTICLE VII           TERMINATION............................................33
         Section 7.1  Termination............................................33
         Section 7.2  Effect of Termination..................................34
         Section 7.3  Fees and Expenses......................................34

ARTICLE VIII          MISCELLANEOUS..........................................35
         Section 8.1  Defined Terms..........................................35
         Section 8.2  Non-Survival of Representations and Warranties.........38
         Section 8.3  VENUE; WAIVER OF JURY TRIAL............................38
         Section 8.4  Notices................................................39
         Section 8.5  Entire Agreement.......................................40
         Section 8.6  No Third-Party Beneficiaries...........................40
         Section 8.7  Obligations of Buyers and of the Company...............40
         Section 8.8  Counterparts...........................................40
         Section 8.9  Interpretation.........................................40
         Section 8.10 Assignment.............................................40
         Section 8.11 Specific Performance...................................41
         Section 8.12 Waivers and Amendments; Non-Contractual Remedies;
                      Preservation of Remedies...............................41
         Section 8.13 Usage..................................................41
         Section 8.14 Headings...............................................41
         Section 8.15 Further Assurances.....................................41


Annexes
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Annex A    Share Conversion


Exhibits
--------

Exhibit A   Amended and Restated Certificate of Incorporation

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----

Acquisition Agreement.........................................................35
affiliate.....................................................................35
Agreement......................................................................1
Benefit Plans.................................................................14
Blue Sky Laws.................................................................11
business day..................................................................35
Buyer Material Adverse Effect.................................................35
Buyers' Consent...............................................................20
Cash Election..................................................................4
Cash Election Number...........................................................5
Certificate of Merger..........................................................2
CIT...........................................................................33
CIT Agreement.................................................................33
Claims........................................................................35
Closing........................................................................2
Closing Date...................................................................2
Code...........................................................................6
Common Shares..................................................................1
Company........................................................................1
Company Charter Documents......................................................9
Company Disclosure Letter......................................................8
Company Financial Advisor.....................................................19
Company Material Adverse Effect...............................................35
Company Option Plans...........................................................7
Company Permits...............................................................11
Company Preferred Stock........................................................9
Company SEC Reports...........................................................12
Company Stock Option...........................................................7
Company Stockholders Meeting..................................................25
Company Subsidiaries...........................................................8
Contract......................................................................36
D&O Insurance.................................................................29
Delaware State Secretary.......................................................2
DGCL........................................................................1, 2
Dissenting Shares..............................................................7
Dissenting Stockholder.........................................................7
Effective Time.................................................................2
Electing Cash Shares...........................................................3
Election Date..................................................................4
Eligible Institution...........................................................4
Environment...................................................................36
Environmental Claims..........................................................36
ERISA.........................................................................14
Excess Proration Factor........................................................5


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

Exchange Act...................................................................4
Exchange Agent.................................................................6
Fee...........................................................................34
Form 10-K......................................................................9
Form of Election...............................................................4
GAAP..........................................................................36
Governmental Entity...........................................................36
HSR Act.......................................................................11
including.....................................................................36
Indebtedness..................................................................36
Indemnified Parties...........................................................29
Intellectual Property.........................................................17
knowledge.....................................................................36
Law...........................................................................37
Liens.........................................................................37
Merger.........................................................................1
Merger Consideration...........................................................3
Merger Sub.....................................................................1
Merger Sub  Charter Documents.................................................20
Merger Sub Common Stock........................................................3
NASDAQ........................................................................37
Non-Cash Election Share........................................................3
Person........................................................................37
Proxy Materials...............................................................26
Proxy Statement...............................................................25
Registration Statement........................................................25
Regulatory Agreement..........................................................18
Representatives...............................................................27
Requisite Company Vote........................................................10
Safety and Environmental Laws.................................................37
SEC............................................................................4
Securities Act................................................................11
Stock Purchase Agreement......................................................37
subsidiaries..................................................................37
subsidiary....................................................................37
Superior Proposal.............................................................37
Surviving Corporation..........................................................1
Surviving Corporation Common Shares............................................1
Surviving Corporation Shares...................................................3
Systems.......................................................................17
Takeover Proposal.............................................................28
Takeover Statute..............................................................37
Taxes.........................................................................38
Teamsters Agreement...........................................................14
Title IV Plan.................................................................14

UNITE Agreement...............................................................14
Year 2000 Compliant...........................................................17

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, is made and entered into as of this 12th day of May, 1999 (the "Agreement"), by and among THREE CITIES FUND II, L.P., a Delaware limited partnership ("TCF II"), THREE CITIES OFFSHORE II C.V., a Netherlands Antilles limited partnership ("TCO" and, together with TCF II, "Buyers"), TCR ACQUISITION SUB CO., a Delaware corporation owned by Buyers ("Merger Sub"), and THE LESLIE FAY COMPANY, INC., a Delaware corporation (the "Company").

                  WHEREAS, Buyers and the Company desire that Merger Sub merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") with the result that the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate existence of Merger Sub shall cease;

                  WHEREAS, Buyers and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all issued and outstanding shares of common stock, par value $.01 per share, of the Company (collectively, the "Common Shares"), other than Electing Cash Shares and Dissenting Shares (each as hereinafter defined, (a) be converted into the right to receive cash or (b) remain outstanding as Surviving Corporation Common Shares (as defined below);

                  WHEREAS, Buyers and the Company desire that upon the Merger, at the Effective Time, all issued and outstanding shares of capital stock of Merger Sub be converted into newly issued shares of common stock, par value $.01 per share of the Surviving Corporation ("Surviving Corporation Common Shares");

                  WHEREAS, the respective Boards of Directors of the Company and Merger Sub have each approved this Agreement and declared it to be advisable; and

                  WHEREAS, Buyers own 2,158,000 Common Shares in the aggregate.

                  NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL at the Effective Time (as defined herein), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation.

                  Section 1.2 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place as soon as practicable, but in no event later than the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VI, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York or at such other place and time and/or other date as agreed to in writing by the parties hereto.

                  Section 1.3 Effective Time. At the Closing Date (or on such other date as the parties hereto agree may agree), the Company will cause a Certificate of Merger (the "Certificate of Merger") and all other filings required by Delaware law in connection with the Merger to be executed in accordance with the relevant provisions of the DGCL, and delivered for filing with the Secretary of State of the State of Delaware (the "Delaware State Secretary"). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware State Secretary or at such later time as Buyers and the Company shall agree and as is specified in the Certificate of Merger (the "Effective Time").

                  Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

                  Section 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The Amended and Restated Certificate of Incorporation, as amended, of the Company, which shall be amended as of the Effective Time substantially in the form set forth on Exhibit A, shall become from and after the Effective Time the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law. The By-laws of the Company, as in effect immediately prior to the Effective Time, shall become from and after the Effective Time the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                  Section 1.6 Officers and Directors of the Surviving
Corporation.

                           (a) The directors of the Company immediately prior to
the Effective Time will be the directors of the Surviving Corporation, and they shall hold office until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws as in effect from time to time of the Surviving Corporation.

                           (b) The officers of the Company immediately prior to
the Effective Time will be the officers of the Surviving Corporation, and they shall hold office until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws as in effect from time to time of the Surviving Corporation.


                                   ARTICLE II

                         EFFECT OF MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

                  Section 2.1 Company Common Stock. Except as otherwise provided in Section 2.6 with respect to Common Shares as to which appraisal rights have been exercised, at the Effective Time, each Common Share issued and outstanding immediately prior to the Effective Time:

                           (a) in the case of Common Shares (other than Electing
Cash Shares and Dissenting Shares (each as defined below)), shall remain outstanding as one fully paid and nonassessable Surviving Corporation Common Share (a "Non-Cash Election Share"); and

                           (b) in the case of Common Shares with respect to
which an election to receive cash has been effectively made and not revoked or forfeited pursuant to Section 2.3 (the "Electing Cash Shares"), subject to proration pursuant to Section 2.4, shall be converted into the right to receive a cash payment of $7.00 (the "Merger Consideration").

                  Section 2.2 Merger Sub Shares. At the Effective Time, all of the shares of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into either (a) 1,111,966 Surviving Corporation Common Shares or (b) if the Electing Cash Shares are less than 2,111,966 shares, that number of Surviving Corporation Common Shares as shall be set forth on Annex A hereto. Upon such conversion, each Buyer shall own a pro rata portion of such

Surviving Corporation Common Shares based on its ownership percentage of Merger Sub Common Stock immediately prior to such conversion.

                  Section 2.3 Common Share Elections.

                           (a) Each Person who, on the Election Date (as defined
in Section 2.3(b)), is a record holder of Common Shares shall be entitled, with respect to all or any portion of such Common Shares, to make an unconditional election to receive the Merger Consideration for each such Share on the basis hereinafter set forth ("Cash Election").

                           (b) The Company shall prepare a form of election,
which form shall also be a letter of transmittal and shall be subject to the reasonable approval of Buyers (as the same may be amended or supplemented, the "Form of Election"), to be mailed by the Company with the Proxy Statement (as hereinafter defined) to the record holders of Common Shares as of the record date for the Company Stockholders Meeting (as hereinafter defined) and otherwise distributed in accordance with the requirements of the Securities and Exchange Commission ("SEC"), which Form of Election shall be used by each record holder of Common Shares who wishes to elect, subject to the provisions of Sections 2.3 and 2.4, to receive the Merger Consideration for any or all Common Shares as to which it is the record holder. The Company shall use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all Persons who become holders of Common Shares during the period between the date hereof (or such record date) and the Election Date. Any such holder's election to receive the Merger Consideration shall have been properly made only if the Exchange Agent (as hereinafter defined) shall have received at its designated office, by 5:00 p.m., local time for the Exchange Agent, on the fifth business day (or such other business day as agreed upon by the Company and Buyers and publicly announced) prior to the date of the Company Stockholders Meeting (the "Election Date"), pursuant to (i) a Form of Election properly completed and signed and accompanied by certificates representing the Common Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm that is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (an "Eligible Institution"), provided such certificates are in fact delivered to the Exchange Agent by the date set forth in the guarantee of delivery) or (ii) such other procedures as may be set forth in the Proxy Statement.

                           (c) Any Form of Election may be revoked by the holder
submitting it to the Exchange Agent (as hereinafter defined) only by notice received by the Exchange Agent prior to 5:00 p.m., local time for the Exchange Agent, on the Election Date in accordance with the procedures set forth in the Proxy Statement (unless Buyers and the Company determine not less than two business days prior to the Election Date that the Closing Date is not likely to occur within five business days following the Election Date, in which case any Form of Election will remain revocable until a subsequent date that shall be a date prior to the Closing Date determined by Buyers and the Company and publicly announced). In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Buyers and the Company that this Agreement has been terminated. If a Form of Election is properly revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Common Shares to which such Form of Election relates shall be promptly returned by the Exchange Agent to the stockholder submitting the same, or pursuant to such other procedures as are set forth in the Proxy Statement.

                           (d) The determination of the Exchange Agent (or the
Company if the Exchange Agent declines to make such determination) shall be binding as to whether elections to receive the Merger Consideration have been properly made or revoked pursuant to this Section 2.3 and as to when elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any election to receive the Merger Consideration was not properly made with respect to Common Shares, such Common Shares shall be treated by the Exchange Agent as Non-Cash Election Shares. The Exchange Agent (or the Company if the Exchange Agent declines to make such determination) shall also make all computations as to the allocation and the proration contemplated by
Section 2.4 and shall promptly notify Buyers and the Company of such computation, which shall be conclusive and binding on Buyers and the Company absent manifest error, and any such computation shall be conclusive and binding on the holders of Common Shares. The Exchange Agent may, with the mutual written agreement of Buyers and the Company, establish procedures as are consistent with this Section 2.3 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                  Section 2.4 Proration.

                           (a) Notwithstanding anything in this Agreement to the
contrary, the maximum number of Common Shares that may receive the Merger Consideration at the Effective Time (the "Cash Election Number") shall be equal to 2,111,966.

                           (b) If the number of Electing Cash Shares exceeds the
Cash Election Number, each Electing Cash Share shall (a) be converted into the right to receive the Merger Consideration or (b) remain outstanding as a Surviving Corporation Common Share, in the following manner:

                                    (i) a proration factor (the "Excess
         Proration Factor") shall be determined by dividing the Cash Election Number by the total number of Electing Cash Shares;

                                    (ii) the number of Electing Cash Shares
         entitled to receive the Merger Consideration shall be determined by multiplying the Excess Proration Factor by the total number of Electing Cash Shares (subject to rounding down to the next lowest whole number); and

                                    (iii) all Electing Cash Shares, other than
         those shares entitled to receive the Merger Consideration in accordance with Section 2.4(b)(ii), shall remain outstanding as Surviving Corporation Common Shares in accordance with Section 2.1(a).

                  Section 2.5 Surrender and Payment.

                           (a) Prior to the Election Date, the Company shall
authorize an exchange agent satisfactory to Buyers to act as Exchange Agent hereunder (the "Exchange Agent") for the purpose of receiving Forms of Election and exchanging certificates representing Common Shares for the Merger Consideration. Assuming the receipt of funds held by the Merger Sub as set forth in Section 4.10, the Company shall make available to the Exchange Agent prior to the Effective Time the aggregate Merger Consideration to be paid in respect of the Electing Cash Shares. For purposes of determining the Merger Consideration to be made available, the Company shall assume that no holder of Common Shares will perfect its right to appraisal of its Common Shares.

                           (b) Each holder of Common Shares that have been
converted into a right to receive the Merger Consideration in accordance with
Section 2.3 shall be entitled promptly following the Effective Time to receive the Merger Consideration payable in respect of such Common Shares.

                           (c) The Company shall be entitled to deduct and
withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Shares such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares in respect of which such deduction and withholding was made by the Company.

                           (d) In the event of a transfer of ownership of a
Common Share that is not registered in the transfer records of the Company, a certificate representing the proper number of Common Shares may be issued or paid to such a transferee if the certificate formerly representing such Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Common Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Common Shares or establish to the satisfaction of Buyers, the Company or Exchange Agent that such tax has been paid or is not payable.

                  Section 2.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Common Shares issued and outstanding immediately prior to the Effective Time held by any Person who has the right to demand, and who properly demands ( a "Dissenting Stockholder"), an appraisal of such shares ("Dissenting Shares"), in accordance with Section 262 of the DGCL (or any successor provision) shall not be converted into a right to receive the Merger Consideration or remain outstanding as Surviving Corporation Common Shares, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses any such right to appraisal and payment under the DGCL, each such share of such holder shall be treated as a Common Share that has remained outstanding as a Surviving Corporation Common Share, without interest or dividends thereon, in accordance with Section 2.1(a). At the Effective Time, any Dissenting Stockholder shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence.

                  Section 2.7 Stock Options. Immediately following the Effective Time, each option to purchase Common Shares (a "Company Stock Option"), which is outstanding and exercisable (whether or not then vested) at such time for Common Shares under any of the Company's stock option plans (the "Company Option Plans") shall remain outstanding and all terms and conditions of the Company Stock Options, including vesting provisions, shall remain in effect as they exist as of the Effective Time, except that not more than 105,254 Company Stock Options will, in accordance with the terms thereof, vest as a result of the transactions contemplated hereby but will otherwise remain subject to the same terms and conditions to which they are subject as of the date hereof. Prior to the Effective Time, the Company shall make such amendments and take such other actions, if necessary, with respect to the Company Option Plans as shall be necessary to comply with this Section 2.7.

                  Section 2.8 Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by the Company as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Surviving Corporation Common Shares and any unpaid dividends or other distributions in respect of that certificate issuable or payable under this Article 2 upon due surrender of and deliverable in respect of the Common Shares represented by such certificate under this Agreement, in each case, without interest; provided, however, that the Proxy Statement (as defined in Section 5.5) will set forth a procedure to permit Cash Election for the Common Shares represented by such lost, stolen or destroyed certificates.

                  Section 2.9 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Common Shares or securities convertible or exchangeable into or exercisable for Common Shares issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the numbers of Common Shares set forth herein, and the Merger Consideration, shall be equitably adjusted to eliminate the effects of that event.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyers and Merger Sub that, except as set forth in the Company SEC Reports (as defined in Section 3.8) that are publicly available prior to the date of this Agreement:

                  Section 3.1 Organization and Qualification; Subsidiaries.

                           (a) Each of the Company and each subsidiary of the
Company (collectively, the "Company Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

                           (b) Schedule 3.1(b) of the letter from the Company,
dated the date hereof, addressed to Buyers and Merger Sub (the "Company Disclosure Letter") sets forth a complete and correct list of all of the Company Subsidiaries and the jurisdiction in which the Company and Company Subsidiaries are duly qualified or authorized to do business. Neither the Company nor any Company Subsidiary holds any interest in any Person other than (i) the Company Subsidiaries so listed and (ii) securities owned, solely as an investment, of any Person traded on any national securities exchange or through the Nasdaq National Market System that do not exceed more than 1% off any class of securities of such Person.

                  Section 3.2 Certificate of Incorporation and By-Laws. Copies of the Company's Amended and Restated Certificate of Incorporation and By-laws, each as amended through the date of this Agreement (collectively, the "Company Charter Documents") that are exhibits to the Company's Report on Form 8-K, dated June 20, 1997 and Annual Report on Form 10-K for the fiscal year ended January 2, 1999 ("Form 10-K") are complete and correct copies of those documents. The Company Charter Documents and all comparable corporate organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

                  Section 3.3 Capitalization.

                           (a) The authorized capital stock of the Company
consists of (i) 20,000,000 Common Shares and (ii) 500,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of the Company. As of the date hereof, (i) 6,041,138 Common Shares are issued and outstanding, all of which were duly authorized and validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 817,100 Common Shares are held in the treasury of the Company and (iii) no shares of Company Preferred Stock are issued and outstanding. The Common Shares to be issued to Buyers in connection with the Merger upon such issuance will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

                           (b) Other than in connection with this Agreement,
there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Common Shares or any capital stock of any Company Subsidiary.

                           (c) As of the date hereof, an aggregate of 1,356,874
Company Stock Options are outstanding under the Company Option Plans. Except (i) for such Company Stock Options and (ii) under agreements or arrangements set forth in Schedule 3.3(c) of the Company Disclosure Letter, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Schedule 3.3(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (x) the Persons to whom Company Stock Options have been granted, (y) the exercise price for the Company Stock Options held by each such Person and (z) whether such Company Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options vest. The Company has obtained the consents of option holders with respect to waivers of any acceleration of vesting provisions as a result of the transactions contemplated hereby other than the consent of option holders holding in the aggregate not more than 105,254 Company Stock Options.

                  Section 3.4 Authority.

                           (a) The Company has all necessary corporate power and
authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than the adoption of this Agreement by a vote of at least 662/3 of the outstanding Common Shares (the "Requisite Company Vote"). This Agreement (assuming receipt of the Requisite Company Vote) has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                           (b) The Board of Directors (i) has unanimously
adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement, (ii) has declared that the Merger is advisable and will recommend that the stockholders vote in favor of this Agreement and (iii) contains at least five "Continuing Directors" (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended).

                  Section 3.5 No Conflict.

                           (a) The execution and delivery of this Agreement by
the Company do not, and the performance of this Agreement by the Company will not:

                                    (i) conflict with or violate any provision
         of any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                                    (ii) assuming that all consents, approvals,
         authorizations and other actions described in Section 3.5(b) have been obtained and all filings and obligations described in Section 3.5(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

                                    (iii) result in any breach of or constitute
         a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any Contract to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                           (b) Schedule 3.5(b) of the Company Disclosure Letter
sets forth a correct and complete list of material Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                  Section 3.6 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable filings required pursuant to the Exchange Act, Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities or "blue sky" laws ("Blue Sky Laws"), if any, (ii) applicable filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"),
(iii) the filing of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.7 Permits; Compliance with Law. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits") (but not including, however, Company Permits relating to compliance with Safety and Environmental Laws (as defined herein), which are addressed in
Section 3.14), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law (but not including, however, any Safety and Environmental Laws, which is addressed in Section 3.14) applicable to the Company or any Company

Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.8 SEC Filings; Financial Statements.

                           (a) The Company has filed all forms, reports,
statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since June 4, 1997 (collectively, including any such documents filed subsequent to the date of this Agreement, the "Company SEC Reports") and the Company has made available to Buyers and Merger Sub all of the Company SEC Reports filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                           (b) Each of the consolidated balance sheets included
in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules), fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly or other interim statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                           (c) Except as disclosed in the Company SEC Reports or
specified in Schedule 3.8(c) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company SEC Reports, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 2, 1999 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.9 Absence of Certain Changes or Events. Since January 2, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                           (a) any Company Material Adverse Effect;

                           (b) any damage, destruction or other casualty loss
with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect;

                           (c) any material change by the Company in its or any
Company Subsidiary's accounting methods, principles or practices;

                           (d) any declaration, setting aside or payment of any
dividend or distribution in respect of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities;

                           (e) any increase in the compensation or benefits or
establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary.

                  Section 3.10 Employee Benefit Plans; Labor Matters.

                           (a) Section 3.10(a) of the Company Disclosure Letter
identifies each material employment, severance or similar contract or arrangement and each plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) under which the Company or any Company Subsidiary has or in the future could have any liability, including any liability as a result of being a single employer under
Section 414 of the Code ("Benefit Plans"). There is no Benefit Plan which (i) is a multiemployer plan (within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than the pension plans to which the Company contributes pursuant to (x) the UNITE Agreement, which has a term from June 2, 1997 to May 31, 2001 (the "UNITE Agreement") and (y) the Teamsters Agreement, which has a term from June 20, 1998 to June 19, 2001 (the "Teamsters Agreement"), or (ii) is a plan, other than a multiemployer plan, subject to Title IV of ERISA (a "Title IV Plan").

                           (b) The Company has furnished to Buyers copies of the
Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), the most recent actuarial valuation report prepared in connection with any Benefit Plan, and the most recent Internal Revenue Service determination letter received with respect to any Benefit Plan.

                           (c) Each Benefit Plan that is intended to be
qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation and nothing has occurred with respect to the operation of any Benefit Plan which would cause the loss of such qualification or exemption. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code and no transaction prohibited by Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan.

                           (d) Neither the Company nor any Company Subsidiary
has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary, except as required under applicable law.

                           (e) Other than the pension plan to which the Company
contributes pursuant to each of the UNITE Agreement and the Teamsters Agreement, there are no unfunded obligations under any Benefit Plan which are not fully reflected on the most recent financial statements of the Company.

                           (f) Neither the Company nor any Company Subsidiary is
party to any collective bargaining agreements other than the UNITE Agreement and the Teamsters Agreement. There are no unfair labor practices complaint or other proceeding pending and there is no strike pending or, to the knowledge of the Company or the Company Subsidiaries, threatened against the Company or any Company Subsidiary.

                           (g) With respect to any multiemployer plan (within
the meaning of ERISA section 4001(a)(3)) to which the Company, any Company Subsidiary or any member of their Controlled Group (within the meaning of Section 414 of the Code) has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Company, the Company Subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, the Company, the Company Subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA section 4241 and 4245, respectively).

                           (h) No Benefit Plan exists that could result in the
payment to any present or former employee of the Company or any Company Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiaries as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  Section 3.11 Contracts; Debt Instruments.

                           (a) Except as set forth in Schedule 3.10 of the
Company Disclosure Letter, Schedule 3.11(a) of the Company Disclosure Letter sets forth all of the following Contracts to which either of the Company or Company Subsidiaries is a party or by or to which any of them or any of its properties may be bound or subject (other than those specifically set forth on any other Schedule): (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling Person; (ii) Contracts with any Person to manufacture, sell, distribute or otherwise market any of the Company Products providing for payments by either of the Company or Company Subsidiaries in the aggregate of $1,000,000 or more; (iii) Contracts for the purchase of materials, supplies, goods, services, equipment or other assets providing for payments by either of the Company or Company Subsidiaries either of the Company or Company Subsidiaries made payments, in the aggregate of $1,000,000 or more; (iv) Contracts for the sale of any properties other than in the ordinary course of business or for aggregate consideration in excess of $100,000 or for the grant to any Person of any option or preferential rights to purchase any properties; (v) partnership or joint venture agreements; (vi) Contracts under which either of the Company or Company Subsidiaries agrees to indemnify any party or to share Tax liability of any party; (vii) material Contracts which can be canceled without liability, premium or penalty only on 90 days' or more notice; (viii) Contracts containing covenants of either of the Company or Company Subsidiaries not to engage in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with either of the Company or Company Subsidiaries in any line of business or in any geographical area; (ix) Contracts containing obligations or liabilities of any kind to holders of the capital stock of either of the Company or Company Subsidiaries as such; (x) Contracts for the payment of fees or other consideration to any officer or director of either of the Company or Company Subsidiaries or to any other entity in which any of the foregoing has an interest; (xi) management Contracts and other similar agreements with any Person; and (xii) any other Contracts pursuant to the terms of which there is either a current or future obligation or right of either of the Company or Company Subsidiaries to make payments in excess of $100,000 or receive payments in excess of $100,000.

                           (b) All of the Contracts referred to in Section
3.11(a) are valid and binding upon each of the Company or Company Subsidiaries as the case may be, in accordance with their terms. Neither the Company nor any of the Company Subsidiaries is in default in any material respect under any of such Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. No other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                           (c) Except for any of the following expressly
identified in the Company SEC Reports, Schedule 3.11(c) of the Company Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness in excess of $100,000 payable by the Company or a Company Subsidiary is outstanding or may be incurred. Schedule 3.11(c) of the Company Disclosure Letter sets forth a description of any material changes to the amount and terms of the Indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the Form 10-K.

                  Section 3.12 Litigation. There are no claims pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity, which if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree, which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.13 Environmental Matters. Except as disclosed in
Schedule 3.13 of the Company Disclosure Letter, (i) each of the Company and Company Subsidiaries is and has been in material compliance with all applicable Safety and Environmental Laws and (ii) there is no Environmental Claim (as defined herein) pending or threatened against either of the Company or Company Subsidiaries and there is no civil, criminal or administrative judgment or notice of violation against either of the Company and Company Subsidiaries pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment (as defined herein) or health and safety.

                  Section 3.14 Intellectual Property.

                           (a) Except as set forth on Schedule 3.14 of the
Company Disclosure Letter, each of the Company and each of the Company Subsidiaries owns, possesses or has the legal right to use all the patents, trademarks, service marks, trade names, brand names, Internet domain names, designs, logos, technology, copyrights, computer software, software licenses and licenses (collectively, the "Intellectual Property") necessary for the present conduct of its business without any known conflict with the rights of others.

                           (b) The Company has a proper plan in place so that
all software, hardware, databases, and embedded control systems (collectively, the "Systems") used by the Company and the Company Subsidiaries will be Year 2000 Compliant, except for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (four digits) for representation of the year.

                           (c) Neither the Company nor any Company Subsidiary
is, or, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  Section 3.15 Taxes. Except to the extent that failure to do so, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, the Company and the Company Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                  Section 3.16 Title to Properties. Each of the Company and Company Subsidiaries has good title to its real property, free and clear of any Liens, except for

(a) Liens specifically described in the notes to the Company's audited financial statements; (b) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since January 2, 1999; and (c) Liens securing Company Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like Persons, all of which are not yet due and payable or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any assets.

                  Section 3.17 Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section 3.17 of the Company Disclosure Letter, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, following consummation of the Merger, to impair Buyers' ability to conduct their business or the business of any of their subsidiaries, as presently conducted. Neither the Company nor any Company Subsidiary has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Regulatory Agreement.

                  Section 3.18 Suppliers and Customers. The relationships of each of the Company and Company Subsidiaries with its suppliers and customers are good commercial working relationships and, except as set forth on Schedule
3.18 of the Company Disclosure Letter, (a) none of the ten largest suppliers or ten largest customers within the last 12 months, to the knowledge of the Company or Company Subsidiaries, intends to cancel or otherwise terminate, the relationship of such Person with each of the Company or Company Subsidiaries, and (b) none of such suppliers or customers has during the last 12 months decreased materially or, to the knowledge of the Company or Company Subsidiaries, intends to modify materially its relationship with each of the Company or Company Subsidiaries or intends to decrease or limit materially its services or supplies to each of the Company or Company Subsidiaries or its usage or purchase of either of the services or products of each of the Company or Company Subsidiaries.

                  Section 3.19 Insurance. The Company has policies or binders of fire, liability, product liability, workers' compensation, vehicular and other insurance of the type and in the amounts that is customary for similarly situated companies in the same industry as the Company.

                  Section 3.20 Officers, Directors and Employees.

                           (a) The Form 10-K sets forth the name, title and
total compensation of each officer, director and significant employee of the Company and the Company Subsidiaries. Schedule 3.20(a) of the Company Disclosure Letter sets forth (i) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by such Persons since the January 2, 1999; (ii) any payments or commitments to pay any severance or termination pay to any such Persons; and (iii) any accrual for, or any commitment or agreement by each of the Company or Company Subsidiaries to pay, such increases, bonuses or pay, except pursuant to the shared bonus pool described in the Form 10-K. None of such Persons has indicated to the Company that he or she will cancel or otherwise terminate such Person's relationship with either of the Company or Company Subsidiaries.

                           (b) Except as set forth on Schedule 3.20(b) of the
Company Disclosure Letter, no employee or former employee of the Company or any Company Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

                           (c) There is no Contract, plan or arrangement
(written or otherwise) covering any employee or former employee of the Company or any Company Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G or Section 162(m) of the Code, except for the employment contracts of John J. Pomerantz and John A. Ward.

                  Section 3.21 Brokers. Except for Conway Del Genio Gries & Co., LLC (the "Company Financial Advisor"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to Buyers and Merger Sub a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger and any other transactions contemplated hereby.

                  Section 3.22 Certain Statutes. The Board of Directors of the Company has taken all appropriate and necessary actions to ensure that the restrictions on "business combinations" in Section 203 of the DGCL will not apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

                  Section 3.23 Information. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or Registration Statement, if any, will, in the case of any such Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such Registration Statement or necessary to make the statements in any such Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments or supplements of the Proxy Statement, at the time of the mailing of the Proxy

Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting (as defined in Section 5.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Registration Statement, if any, and the Proxy Statement will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF BUYERS AND MERGER SUB

                  Each of Buyers and Merger Sub, as the case may be, represents and warrants to the Company that:

                  Section 4.1 Organization. Each of Buyers and Merger Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

                  Section 4.2 Certificate of Incorporation and By-Laws. Complete copies of the certificate of incorporation and by-laws of Merger Sub have been made available to the Company (collectively, the "Merger Sub Charter Documents"). The Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

                  Section 4.3 Capitalization of Merger Sub. Buyers own, directly or indirectly, all of the outstanding capital stock of Merger Sub. Other than the shares of Merger Sub Common Stock outstanding on the date hereof, Merger Sub has no capital stock, options, warrants or other securities of any type outstanding on the date hereof.

                  Section 4.4 Authority. Each of Buyers and Merger Sub has all necessary partnership and corporate power, as the case may be, and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of Buyers and Merger Sub and the consummation by each of Buyers and Merger Sub of such transactions have been duly and validly authorized by all necessary partnership and corporate action, as the case may be, and no other company proceedings on the part of Buyers or Merger Sub are necessary to authorize this Agreement or to consummate such transactions, other than the adoption of this Agreement by the written consent of Buyers ("Buyers' Consent").

This Agreement (assuming Buyers' Consent) has been duly authorized and validly executed and delivered by each of Buyers and Merger Sub and constitutes a legal, valid and binding obligation of each of Buyers and Merger Sub enforceable against each of Buyers and Merger Sub in accordance with its terms. Following the execution hereof, Buyers will execute the Buyers' Consent.

                  Section 4.5 No Conflict. The execution and delivery of this Agreement by Buyers and Merger Sub do not, and the performance of this Agreement by each of Buyers and Merger Sub will not:

                           (a) conflict with or violate any provision of any
Merger Sub Charter Document or the partnership agreements of Buyers;

                           (b) assuming that all consents, approvals,
authorizations and other actions described in Section 4.6 have been obtained and all filings and obligations described in Section 4.6 have been made, conflict with or violate any Law applicable to Buyers or Merger Sub or by which any property or asset of Buyers or Merger Sub is or may be bound or affected; or

                           (c) result in any breach of or constitute a default
(or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Buyers or Merger Sub under any Contract to which Buyers or Merger Sub is a party or by which any of them or their assets or properties is or may be bound or affected except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Buyer Material Adverse Effect.

                  Section 4.6 Required Filings and Consents. The execution and delivery of this Agreement by Buyers and Merger Sub do not, and the performance of this Agreement by Buyers and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except (i) for applicable filings required pursuant to the Exchange Act, Securities Act, and applicable state securities or Blue Sky Laws, if any, (ii) applicable filings required pursuant to the HSR Act, (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Buyer Material Adverse Effect.

                  Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Buyers or Merger Sub.

                  Section 4.8 Information. None of the information to be supplied by Buyers or Merger Sub for inclusion or incorporation by reference in the Registration Statement, if any, or the Proxy Statement will, in the case of any such Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such Registration Statement or necessary to make the statements in any such Registration Statement not misleading, or, in the case of the Proxy Statement or any or amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading.

                  Section 4.9 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any business activities or conducted any operations, and Merger Sub does not have any liabilities, other than in connection with the transactions contemplated by this Agreement.

                  Section 4.10 Financing. Buyers have, or will have as of the Closing Date, funded Merger Sub with cash in the form of a contribution to capital in an amount equal to the product of (a) the Merger Consideration and
(b) the number of Surviving Corporation Common Shares into which the Merger Sub Common Shares is converted in accordance with Section 2.2.


                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of Buyers, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of
Buyers:

                           (a) adopt any amendment to the Company Charter
Documents or the comparable organizational documents of any Company Subsidiary;

                           (b) except for issuances of capital stock of Company
Subsidiaries to the Company or a wholly owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issue of Common Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof;

                           (c) declare, set aside or pay any dividend or other
distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any Company Subsidiary;

                           (d) split, combine, subdivide, reclassify or redeem,
purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                           (e) increase the compensation or fringe benefits
payable or to become payable to its directors, officers or significant employees (whether from the Company or any Company Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies other than payments to be made solely as a result of the transactions contemplated hereby), or enter into any employment or severance agreement with, any director, officer or other significant employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

                           (f) acquire, sell, lease, license, transfer, pledge,
encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise), any assets, including capital stock of the Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the ordinary course of business consistent with past practice), that in the aggregate is in excess of

$100,000, or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary that in the aggregate is in excess of $100,000;

                           (g) (i) incur, assume or prepay any long-term
Indebtedness or incur or assume any short-term Indebtedness (including, in either case, by issuance of debt securities), which in the aggregate is in excess of $100,000, except that the Company and the Company Subsidiaries may incur, assume or prepay Indebtedness in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person, which in the aggregate is in excess of $100,000, except (x) in the ordinary course of business, (y) loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and (z) Indebtedness described on Schedule 6.1(g) of the Company Disclosure Letter; or

                           (h) terminate, cancel or request any material change
in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for the current fiscal year;

                           (i) take any action with respect to accounting
policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                           (j) waive, release, assign, settle or compromise any
material rights, claims or litigation;

                           (k) make any Tax election or settle or compromise any
material federal, state, local or foreign income Tax liability; or

                           (l) authorize or enter into any formal or informal
written or other agreement or otherwise make any commitment to do any of the foregoing.

                  Section 5.2 Certain Interim Operations of Merger Sub. Buyers and Merger Sub covenant and agree that, except as contemplated by this Agreement, prior to the Effective Time, without the prior written consent of the Company, Buyers will cause Merger Sub not to do any business other than with respect to, or in connection with, this Agreement and the transactions contemplated hereby.

                  Section 5.3 Other Actions. During the period from the date hereof to the Effective Time, the Company and Buyers shall not, and Buyers shall not permit the Merger Sub to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

                  Section 5.4 Notification of Certain Matters. Buyers and Merger Sub and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Buyers or Merger Sub, a Buyer Material Adverse Effect; and, in the case of the Company, a Company Material Adverse Effect, (b) any failure of the Company or Buyers or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement; provided, however, that in the case of (a) or (b), no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

                  Section 5.5 Proxy Statement.

                           (a) As promptly as practicable after the execution of
this Agreement, the Company shall prepare a proxy statement or information statement, as appropriate, of the Company relating to the meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider adoption of this Agreement (together with any amendments thereto, the "Proxy Statement"). Such meeting may be a special meeting or combined with the Company's annual meeting with respect to the Company's fiscal year ended January 2, 1999. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of NASDAQ and (iv) the DGCL. Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to NASDAQ. Buyers shall furnish all information concerning Buyers as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. If Buyers and the Company determine that a Registration Statement on Form S-4 in connection with the registration under the Securities Act of Surviving Corporation Common Shares (the "Registration Statement") is necessary or appropriate in connection with the transactions contemplated hereby, the Company shall prepare and file the Registration Statement, which shall include the Proxy Statement as the prospectus. The Company shall use its reasonable best efforts to have the Registration Statement, if any, declared effective by the SEC as promptly as practicable. As promptly as practicable after the Registration Statement, if any, is declared effective or, if Buyers and the Company determine that a Registration Statement will not be filed, as promptly or practicable after the date hereof, the proxy statements and prospectus, if any, included in the Proxy Statement (collectively, the "Proxy Materials") will be mailed to the stockholders of the Company; provided, however, that the Proxy Statement shall not be distributed, and no amendment or supplement thereto shall be made by the Company, without the prior consent of Buyers and their counsel.

                           (b) The Proxy Statement shall include the unanimous
and unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Closing Date, to the extent permitted by Section 5.8, withdraw, modify or change any such recommendation if the Board of Directors of the Company determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                           (c) No amendment or supplement to the Proxy Statement
will be made without the approval of Buyers and the Company, which approval shall not be unreasonably withheld or delayed. Each of Buyers and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement, if any, has become effective or any supplement or amendment has been filed, of the issuance of any stop order or of any request by the SEC or NASDAQ for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                           (d) The information supplied by the Company for
inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement, if any, is declared effective, (ii) the time the Proxy Materials (or any amendment thereof or supplement thereto) are first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fails to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Buyers.

                           (e) The information supplied by Buyers for inclusion
in the Proxy Statement shall not, at (i) the time the Registration Statement, if any, is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Buyers or Merger Sub, or their respective officers or directors, should be discovered by Buyers that should be set forth in an amendment or a supplement to the Proxy Statement, Buyers shall promptly inform the Company.

                  Section 5.6 Stockholders' Meetings; Action by Written Consent.

                           (a) The Company shall call and hold the Company
Stockholders Meeting as promptly as practicable after the date hereof for the purpose of voting upon the adoption of this Agreement. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders, proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                           (b) Buyers and the Company may determine that in lieu
of holding the Company Stockholders Meeting, this Agreement may be approved by the Company's stockholders by written consent, as permitted by the DGCL. In such case, all references to the Proxy Statement herein shall be deemed to be references to the consent solicitation or information statement used in connection with the obtaining of stockholder consents.

                  Section 5.7 Access to Information. Except as required under and subject to the provisions of any confidentiality agreement or similar agreement or arrangement to which Buyers or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self-regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Buyers shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.7 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  Section 5.8 No Solicitation.

                           (a) The Company agrees that, prior to the Effective
Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of their Representatives, directly or indirectly, to solicit, initiate or encourage any discussions or inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the Company Subsidiaries or acquisition of 10% or more of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (a "Takeover Proposal") or negotiate, explore or otherwise engage in substantive discussions with any Person (other than Buyers) with respect to any Takeover Proposal (it being understood that the passive receipt of communications from third parties shall not be deemed participation in discussions or negotiations) or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with independent outside legal counsel (who may be the Company's regularly engaged independent legal counsel), that prior to obtaining the Requisite Company Vote, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, prior to obtaining the Requisite Company Vote, in response to a Takeover Proposal, which proposal was not solicited by it and which did not otherwise result from a breach of this Section 5.8, and subject to providing prior written notice of its decision to take such action to Buyers and compliance with the other requirements of this Section 5.8, (i) furnish information with respect to the Company and the Company Subsidiaries to any Person making such Takeover Proposal pursuant to a customary confidentiality agreement (as determined in good faith by the Company based on the advice of its independent outside legal counsel) and (ii) participate in discussions or negotiations regarding such Takeover Proposal.

                           (b) Except in connection with a Superior Proposal,
provided that there has been no violation of this Section 5.8, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyers, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any Acquisition Agreement.

                           (c) The Company shall promptly advise Buyers orally
and in writing of any request for information of the type referred to in Section 5.8(a) or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal.

The Company will keep Buyers informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                           (d) Nothing contained in this Section 5.8 shall
prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent outside legal counsel and based as to legal matters on the written advice of the Company's independent outside legal consent, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as contemplated by Section 5.8(b), neither the Company nor the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Offer or Merger, or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                  Section 5.9 Directors' and Officers' Indemnification.

                           (a) The Surviving Corporation shall, to the fullest
extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of such individuals' services as directors, officers or employees of the Company or any of its subsidiaries (x) arising out of or pertaining to the transactions contemplated by this Agreement, the Stock Purchase Agreement, the Agreement, dated as of the date hereof, among the Company and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein, and the Registration Rights Agreement, dated as of the date hereof, among the Company and Buyers or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable Contract as in effect on the date hereof.

                           (b) The Surviving Corporation will maintain, for a
period of not less than six years after the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company for the Company's directors and officers as of the date prior to the date of this Agreement and as of the date hereof directors and officers for events occurring at or prior to the Effective Time (the "D&O Insurance"); provided that the Surviving Corporation may substitute therefor policies that are no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

                           (c) This Section shall survive the consummation of
the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

                  Section 5.10 Consents; Filings; Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Buyers or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) obtain all consents, amendments to or waivers under the terms of any Contracts required by the transactions contemplated by this Agreement, and (iv) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any applicable state securities laws or Blue Sky Laws, (B) the HSR Act, (C) the DGCL, (D) any other applicable Law and
(E) the rules and regulations of NASDAQ. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                  Section 5.11 Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Company and Buyers shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

                  Section 5.12 Expenses. All expenses incurred by the parties hereto in connection with this Agreement and the Merger and the other transactions contemplated hereby, whether or not the Merger or any of such other transactions are consummated, shall be paid by the Company; provided, however, that, with respect to the expenses of Buyers, the Company shall pay only the reasonable aggregate expenses of Buyers but in no event any expenses of Buyers in excess of $500,000; provided, further, that the Company shall not pay any expenses of the Buyers if the Merger is not consummated solely as a result of a breach of this Agreement by either Buyer.

                  Section 5.13 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Company and Buyers and its respective board of directors or similar body shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

                  Section 5.14 Control of the Company's Operations. Nothing contained in this Agreement shall give the Company or Buyers, directly or indirectly, rights to control or direct the other party's operations prior to the Effective Time.

                  Section 5.15 Tax Reporting. The parties hereto intend that the Merger be treated as a purchase by Buyers of the Common Shares into which the Merger Sub Common Stock shall convert pursuant to Section 2.2 on the one hand, and a redemption by the Company of the Common Shares on the other hand, and each of the parties agrees to report the Merger on its respective Tax returns in a manner consistent with this position and will not take any position inconsistent with this position.

                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                           (a) The Company shall have received the vote of the
holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger and the other transactions contemplated by this Agreement;

                           (b) The waiting period applicable to the consummation
of the Merger under the HSR Act shall have expired or been terminated;

                           (c) No court or Governmental Entity of competent
jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger;

                           (d) The Registration Statement, if any, shall have
become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, if any, shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC; and

                           (e) The number of Dissenting Shares shall not be more
than 300,000.

                  Section 6.2 Conditions to Obligation of Buyers and the Merger Sub. The obligation of Buyers and the Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                           (a) The Company shall have performed in all material
respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Effective Time;

                           (b) The representations and warranties of the Company
contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                           (c) Buyers shall have received a certificate signed
by an executive officer of the Company to the effect of Sections 6.2(a) and (b); and

                           (d) None of the claims pending as set forth in the
Company SEC Reports, individually or in the aggregate, has resulted or could reasonably be expected to be likely result in a Company Material Adverse Effect.

                  Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                           (a) Buyers and the Merger Sub shall have performed in
all material respects the covenants and obligations required to be performed by them under this Agreement on or prior to the Effective Time;

                           (b) The representations and warranties of Buyers and
the Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                           (c) The Company shall have received a certificate
signed by the general partner of each Buyer to the effect of Sections 6.3(a) and
(b); and

                           (d) The Company shall have obtained financing from
The CIT Group/Commercial Services, Inc. ("CIT") on the terms contemplated by the letter agreement, dated May 10, 1999 (the "CIT Agreement"), between CIT and Leslie Fay Marketing, Inc. or, if such financing is not available, financing from a third party in such amounts and on terms comparable to the terms set forth in the CIT Agreement, or, if such financing is not available, financing from Three Cities Research, Inc. or one of its affiliates (if offered by such Persons at their option) on terms reasonably satisfactory to the Company and in such amount as is necessary to fund the aggregate Merger Consideration.


                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Requisite Company Vote, as follows:

                           (a) by mutual written consent of Buyers and the
Company;

                           (b) by either Buyers or the Company if:

                                    (i) the Merger has not been consummated on
         or before September 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                                    (ii) a statute, rule, regulation or
         executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby; or

                                    (iii) an order, decree, ruling or injunction
         shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable;

                           (c) by Buyers, if the Board of Directors of the
Company or any committee thereof shall have (i) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Buyers, its approval of this Agreement or recommendation to the Company's stockholders, (ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, (iii) caused the Company to enter into any agreement with respect to any Superior Proposal, in each case in accordance with Section 5.8 of this Agreement, or (iv) the Board or any committee thereof shall have resolved to take any of the foregoing actions;

                           (d) by Buyers or Merger Sub, if the Company shall
have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach has not been cured within 30 days after the giving of written notice to the Company;

                           (e) by the Company, if Buyers or Merger Sub shall
have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreements, and such breach has not been cured within 30 days after the giving of written notice to Buyers or Merger Sub;

                           (f) by the Company, if the Company receives a
Superior Proposal and the Board of Directors of the Company, based on the advice of independent outside legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors to avoid breaching its fiduciary duties to the Company's stockholders under applicable law; or

                           (g) by Buyers or the Company, if the Requisite
Company Vote has not been obtained at the relevant stockholders' meeting or completion of the consent solicitation process, as applicable.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 5.11, 5.12 and 7.3 and Article VIII), and there shall be no other liability on the part of Buyers, Merger Sub or the Company, except liability, if any, for a breach of this Agreement.

                  Section 7.3 Fees and Expenses.

                           (a) If this Agreement is terminated by (x) Buyers
pursuant to Section 7.1(c) or (y) by the Company pursuant to Section 7.1(f), the Company shall pay Buyers an aggregate fee (the "Fee") of $350,000; provided, however, that if the Superior Proposal, as a result of which the Agreement is terminated in accordance with Section 7.1, is for less than all shares of the Company's capital stock then outstanding, the Fee shall be an aggregate of $1,000,000.

                           (b) The Company shall pay the Fee payable pursuant to
Section 7.3(a) and the expenses of the Buyers payable pursuant to Section 5.12, if any, promptly (but not later than five days) after the date of the termination of this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Defined Terms.

                  "Acquisition Agreement" shall mean any letter of intent, agreement in principle, acquisition agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

                  "affiliate," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  "business day" shall mean any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Standard or Eastern Daylight time, as appropriate. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                  "Buyer Material Adverse Effect" shall mean any change in or effect on the business, assets, properties, results of operations or financial condition, prospects or condition (financial or otherwise) of Buyers or Merger Sub that is or could reasonably be expected to be materially adverse to the Buyers and Merger Sub, taken as a whole, or that could reasonably be expected to materially impair the ability of Buyers to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                  "Claims" shall mean any suit, claim, action, proceeding or investigation.

                  "Company Material Adverse Effect" shall mean any change in or effect on the business, assets, properties, results of operations or financial condition, prospects or condition (financial or otherwise) of the Company or any Company

Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                  "Contract" shall mean any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation.

                  "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                  "Environmental Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any Company Subsidiary, as the case may be, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any Company Subsidiary, or the operations or property of any predecessor of the Company or any Company Subsidiary is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Entity or any other person.

                  "GAAP" shall mean United States generally accepted accounting principles, as currently in effect.

                  "Governmental Entity" shall mean any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity.

                  "including" shall mean, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                  "Indebtedness" shall mean (i) indebtedness of or any obligation of the Company and Company Subsidiaries for borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) all lease obligations of the Company and Company Subsidiaries, (iii) any payment obligations of the Company or Company Subsidiaries in respect of banker's acceptances or letters of credit and (iv) any present, future or contingent obligations of the Company or Company Subsidiaries.

                  "knowledge," shall mean, as applied to the Company, the actual knowledge of the directors and executive officers of the Company.

                  "Law" shall mean foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree.

                  "Liens" shall mean any mortgage, security interest, lien, encumbrance, claim, pledge, option, right of first refusal, agreement or limitation of any kind on the Company's or Company Subsidiary's voting rights, charges and other encumbrances or any nature whatsoever.

                  "NASDAQ" shall mean either the Nasdaq National Market System or Nasdaq Small Cap Market.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Safety and Environmental Laws" means all federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes.

                  "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of the date hereof among Buyers and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein.

                  "subsidiary" or "subsidiaries" shall mean, with respect to Buyers, the Company or any other Person, any entity of which any of Buyers, the Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

                  "Superior Proposal" shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, a majority of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

                  "Takeover Statute" shall mean a "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation.

                  "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs, assessments, or governmental charges of any nature whatsoever.

                  Section 8.2 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall not survive the Closing. Each party agrees that, except for the representations and warranties contained in this Agreement and the Company Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's Representatives of any documentation or other information with respect to any one or more of the foregoing.

                  Section 8.3 VENUE; WAIVER OF JURY TRIAL.

                           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND
IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

                           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY

JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

                  Section 8.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                           If to Buyers or Merger Sub:

                           Three Cities Research, Inc.
                           650 Madison Avenue
                           New York, New York 10022
                           Attention: Willem F. P. de Vogel
                           Telephone: (212) 838-9660
                           Facsimile: (212) 980-1142

                           with copies to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Attention: Judith R. Thoyer, Esq.
                           Telephone: (212) 373-3000
                           Facsimile: (212) 757-3990

                           If to the Company:

                           The Leslie Fay Company, Inc.
                           1412 Broadway
                           New York, New York 10018
                           Attention: John J. Pomerantz
                           Telephone: (212) 221-4141
                           Facsimile: (212) 221-4287
                           with copies to:

                           Parker, Chapin, Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention: Michael J. Shef, Esq.
                           Telephone: (212) 704-6140
                           Facsimile: (212) 704-6288

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  Section 8.5 Entire Agreement. This Agreement (including any exhibits and annexes to this Agreement) and the Company Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

                  Section 8.6 No Third-Party Beneficiaries. Except as provided in Section 5.9, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

                  Section 8.7 Obligations of Buyers and of the Company. Whenever this Agreement requires Merger Sub to take any action, that requirement shall be deemed to include an undertaking on the part of Buyers to cause Merger Sub to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action.

                  Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  Section 8.9 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated.

                  Section 8.10 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that Buyers or Merger Sub may designate, by written notice to the Company, another subsidiary that is wholly owned directly or indirectly by either Buyer or that is owned directly or indirectly jointly by Buyers to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

                  Section 8.11 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

                  Section 8.12 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. At any time prior to the Effective Time and subject to applicable Law, this Agreement may be amended, superseded, canceled, modified, renewed or extended, and the terms hereof may be waived, only by a written agreement signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at Law or in equity.

                  Section 8.13 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively.

                  Section 8.14 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  Section 8.15 Further Assurances. Each of the parties agree to execute any and all documents and take any and actions as may be reasonably required or necessary to carry out the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                           THE LESLIE FAY COMPANY, INC.


                                           By: /s/ Warren Wishart
                                               --------------------------------
                                               Name:  Warren Wishart
                                               Title: Chief Financial Officer



                                           THREE CITIES FUND II, L.P.,

                                              By: TCR Associates, L.P.,
                                                  its general partner


                                              By: /s/ Willem F. P. de Vogel
                                                  -----------------------------
                                                  Willem F. P. de Vogel
                                                  General Partner



                                           THREE CITIES OFFSHORE II C.V.,

                                              By: Three Cities Associates, N.V.,
                                                  its general partner


                                              By: /s/ J. William Uhrig
                                                  -----------------------------
                                                  J. William Uhrig
                                                  Managing Director



                                           TCR ACQUISITION SUB CO.


                                           By: /s/ J. William Uhrig
                                               --------------------------------
                                               J. William Uhrig
                                               President

                                                                         Annex A

                                SHARE CONVERSION
                                ----------------

1. If the number of Electing Cash Shares is less than 825,000, the shares of Merger Sub Common Stock shall convert, in accordance with Section 2.2, into one Surviving Corporation Common Share.

2. If the number of Electing Cash Shares is at least 825,000 but less than 1,625,000, the shares of Merger Sub Common Stock shall convert, in accordance with Section 2.2, into the number of Surviving Corporation Common Shares equal to the number of Electing Cash Shares.

3. If the number of Electing Cash Shares is at least 1,625,000 but less than 2,111,966, the shares of Merger Sub Common Stock shall convert, in accordance with Section 2.2, into the number of Surviving Corporation Common Shares equal to the excess of (A) 3,295,890.04(1) over (B) the product of (x) 1.04(2) and (y) the number of Electing Cash Shares; provided, however, that such number shall be rounded up to the nearest whole number if it is not a whole number.

----------

(1)      (Total Diluted Shares * 0.51 less 2,158,000)/0.49

(2)      51/49

                                    EXHIBIT A
                             [Intentionally Omitted]